Exhibit 5
                    HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                                 1800 One M & T Plaza
                               Buffalo, New York 14203
                                 Tel:  (716) 856-4000
                                 FAX:  (716) 849-0349

                                                  November 1, 1996

          FNB Rochester Corp.
          33 State Street
          Rochester, New York 14614

          Ladies/Gentlemen:

                    This letter is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") of FNB Rochester Corp. (the "Company"), to be filed on or about November 1, 1996, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of an aggregate of 225,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company. The Shares are to be issued as follows: (1) 100,000 shares under the Company's 1992 Stock Option Plan, as amended; (2) 25,000 shares under the Company's Non Employee Director Stock Option Plan; (3) 50,000 shares under the Company's 401(k) Stock Purchase Plan; and
          (4) 50,000 shares under the Company's Employee Stock Purchase Plan (the plans identified in items (1) through (4) being collectively the "Plans").

                    In connection with the opinions set forth in this letter, we have (1) examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments, (2) made such inquiries as to questions of fact of officers and representatives of the Company and the proceedings relating to and actions taken by the Company in connection with the adoption or amendment of the Plans, and (3) made such examination of law, as we have deemed necessary or appropriate for the purpose of giving the opinions expressed herein. We do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States.

                    Based upon the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Plans, will be legally issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as
          Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                         HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                         By:       s/Ward B. Hinkle